Exhibit 99.1

Contact:
Kristine Gager
Edelman
kristine.gager@edelman.com
202-326-1747

Manugistics Announces Alliance with IBM to Offer Industry-Leading
Demand and Supply Chain Solutions

Rockville, MD — April 14, 2004 — Manugistics (Nasdaq:MANU) today announced that it has entered into an alliance with IBM to help customers optimize their demand and supply chains through a combined software, hardware, and services offering. This best-in-class offering combines Manugistics’ leading demand and supply chain solutions and reputation for delivering value with IBM’s market leadership in technology and services to deliver a higher return on investment and quicker time to value for customers.

“This alliance with IBM represents a significant milestone for our companies and for our joint clients,” said Greg Owens, Chairman and Chief Executive Officer, Manugistics. “The combination of the foremost solutions in demand and supply chain management with IBM’s hardware, services, and open middleware will enable our clients to collaborate and to respond to changes throughout the demand and supply chain with the speed that today’s business demands. We believe that this relationship could significantly add to our overall revenue over time.”

The alliance significantly expands the existing relationship between the two companies. Under the agreement, IBM will promote Manugistics’ demand and supply chain solutions worldwide across all major industries with a particular emphasis on retail, consumer packaged goods (CPG), government and high technology markets. The effort will involve IBM’s Sales and Distribution, Software, Hardware and its Business Consulting Services organizations. The companies will field combined teams with the latest demand and supply chain thought leadership to develop, market, sell and deliver solutions globally.

Manugistics’ solutions will leverage IBM’s database and middleware offerings, including DB2 and their WebSphere application server. Manugistics’ J2EE-based applications, running on IBM infrastructure, will enable customers to develop and implement collaborative demand and supply chain solutions with more flexibility and at a lower cost. In addition, the joint solutions will enable clients to take better advantage of new technologies such as radio frequency identification (RFID) and business process management to quickly respond to supply chain changes.

IBM is committed to increasing the success of its existing go-to-market relationships with leading independent software vendors (ISVs) through the PartnerWorld for Developers program. Under this initiative, IBM has signed agreements with recognized software leaders including Manugistics. These alliances target industries such as financial services, retail, healthcare, manufacturing, and solution segments including enterprise resource planning, supply chain management, customer relationship management and business intelligence. The goal is to provide developers with access to new customers and revenue opportunities through IBM’s marketing, sales, and solutions resources.

About Manugistics Group, Inc.
 Manugistics is a leading global provider of demand and supply chain management solutions. Today, more than 1,200 clients trust Manugistics to help them drive profitable growth, unlock the value of their existing IT investments, and ensure the security and integrity of their global supply chains. Its clients include industry leaders such as AT&T, BMW, Boeing, Brown & Williamson, Cingular, Circuit City, Coca-Cola Bottling, Continental Airlines, Diageo, DuPont, Fairchild Semiconductor, Harley-Davidson, John Deere, McCormick, Nestle, Nissan, RadioShack and Unilever. For more information, go to www.manugistics.com.

FORWARD LOOKING STATEMENT
 This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, continuing economic and political uncertainty, the timing and degree of business recovery, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, unexpected competition, risks related to quarterly performance, risks of new business areas, international expansion, business combinations and strategic alliances, lengthening of sales cycles for software products and services, and the effectiveness of the cost reduction efforts undertaken by Manugistics and their impact on the company’s ability to operate its business. A decreased demand for enterprise application software due to weakened economic conditions could result in decreased revenues or lower revenue growth rates. More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2003 and Quarterly Report on form 10-Q for the period ended November 30, 2003. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.